Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated February 17, 2021 relating to the financial statements of Bonanza Creek Energy, Inc. and the effectiveness of Bonanza Creek Energy, Inc.'s internal control over financial reporting, appearing in the Annual Report on Form 10-K of Bonanza Creek Energy, Inc. for the year ended December 31, 2020.

/s/ Deloitte & Touche LLP
Denver, Colorado
June 22, 2021